                                                                    EXHIBIT 99.1
================================================================================



                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT


                         Dated as of December 20, 1996


                                     among


                           CALCOMP TECHNOLOGY, INC.,
                            a Delaware corporation,

                                 CALCOMP INC.,
                           a California corporation,
                          (collectively, as Borrowers)

                                      and

                          LOCKHEED MARTIN CORPORATION,
                            a Maryland corporation,
                                  (as Lender)



================================================================================

                               TABLE OF CONTENTS




SECTION 1.     INTERPRETATIONS AND DEFINITIONS.                 Page
               -------------------------------                  ----


     Section 1.1.       Definitions..........................    1

SECTION 2.     THE LOANS.
               ---------

     Section 2.1.       Commitment to Lend...................   11
     Section 2.2.       Method of Borrowing..................   12
     Section 2.3.       Repayment and Prepayment of the Loans   13
     Section 2.4.       Evidence of the Loans................   14
     Section 2.5.       Interest Rates.......................   14
     Section 2.6.       Commitment Fee.......................   14
     Section 2.7.       Reduction and Cancellation of the
                        Commitment...........................   15
     Section 2.8.       General Provisions as to Payments....   15
     Section 2.9.       Computation of Interest and Fees.....   15
     Section 2.10.      No Deduction.........................   15
     Section 2.11.      Use of Proceeds......................   16
     Section 2.12.      Security.............................   16

SECTION 3.     CONDITIONS OF LENDING.
               ---------------------

     Section 3.1.       All Loans............................   16
     Section 3.2.       Initial Loan.........................   16

SECTION 4.     REPRESENTATIONS AND WARRANTIES.
               ------------------------------

     Section 4.1.       Corporate Existence and Power........   17
     Section 4.2.       Corporate Authorization..............   17
     Section 4.3.       Binding Effect.......................   17
     Section 4.4.       No Contravention.....................   17
     Section 4.5.       Financial Statements.................   18
     Section 4.6.       Litigation...........................   18
     Section 4.7.       Licenses and Authorizations..........   19
     Section 4.8.       No Default...........................   19
     Section 4.9.       No Event of Default..................   19
     Section 4.10.      Adverse Change.......................   19
     Section 4.11.      Liens................................   19
     Section 4.12.      ERISA................................   19
     Section 4.13.      Taxes................................   20
     Section 4.14.      Environmental Matters................   20
     Section 4.15.      Labor Matters........................   21
     Section 4.16.      Completeness.........................   21

SECTION 5.     AFFIRMATIVE COVENANTS.
               ---------------------

     Section 5.1.       Financial Statements.................   22
     Section 5.2.       Notices, Litigation, etc.............   23
     Section 5.3.       Maintenance of Existence, etc........   23


     Section 5.4.       Obligations and Taxes................   24
     Section 5.5.       Books and Records....................   24
     Section 5.6.       Insurance............................   24
     Section 5.7.       ERISA................................   25
     Section 5.8.       Environmental Compliance.............   25

SECTION 6.     NEGATIVE COVENANTS.
               ------------------

     Section 6.1.       Maximum Leverage Ratio...............   25
     Section 6.2.       Minimum Fixed Charge Coverage Ratio..   26
     Section 6.3.       Minimum Quick Ratio..................   26
     Section 6.4.       Prohibition of Liens.................   27
     Section 6.5.       Prohibition of Sale-Leaseback
                        Transactions.........................   27
     Section 6.6.       Mergers, Consolidations, etc.........   28
     Section 6.7.       ERISA................................   28
     Section 6.8.       Limitation on Additional Indebtedness   28

SECTION 7.     EVENTS OF DEFAULT.
               -----------------


SECTION 8.     MISCELLANEOUS.
               -------------

     Section 8.1.       Notices..............................   30
     Section 8.2.       Amendments and Waivers; Cumulative
                        Remedies.............................   31
     Section 8.3.       Successors and Assigns...............   32
     Section 8.4.       Expenses and Withholding.............   32
     Section 8.5.       Counterparts.........................   32
     Section 8.6.       Headings; Table of Contents..........   33
     Section 8.7.       Governing Law........................   33
     Section 8.8.       Right of Set-Off.....................   33

SCHEDULES

     Schedule 4.12............................................ S-1

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                           --------------------------


          AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of December 20, 1996, among CALCOMP TECHNOLOGY, INC., a Delaware corporation ("Technology"), CALCOMP INC., a California corporation ("CalComp"), and LOCKHEED MARTIN CORPORATION, a Maryland corporation (the "Lender").


                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Technology and the Lender entered into a Revolving Credit Agreement, dated as of July 23, 1996 as amended pursuant to Amendment No. 1, dated as of December 2, 1996 (the "Original Revolver") pursuant to which the Lender agreed to make available to Technology Loans (as defined herein) in an aggregate principal amount of up to $33,000,000 (the "Original Commitment");

          WHEREAS, the Borrowers have requested the Lender to increase the amount of the Original Commitment to $73,000,000 and to add CalComp as a Borrower hereunder; and

          WHEREAS, the Lender has agreed to increase the Original Commitment and to add CalComp on the terms, and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:


          SECTION 1.  INTERPRETATIONS AND DEFINITIONS.
                      -------------------------------

               Section 1.1. Definitions. The following terms, as used herein,
                            -----------
shall have the following respective meanings:

                    "Agreement" means this Amended and Restated Revolving Credit Agreement, as amended, restated, extended or otherwise modified from time to time in accordance with the terms hereof. This Agreement supercedes and replaces the Original Revolver in its entirety.

                    "Attributable Debt" means, for a lease, the carrying value of the capitalized rental obligation determined under Generally Accepted Accounting Principles, whether or not such obligation is required to be shown on the balance sheet as a liability. In the case of any lease which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease, the amount of Attributable Debt created through such capital lease shall equal the amount required to be shown under Generally Accepted Accounting Principles as a liability of such lessee for such capital lease. In the case of any other lease, the amount of Attributable Debt created through such lease shall be calculated in a manner consistent with the determination of the net present value of the Operating Lease Rental Obligations made as part of the determination of the Interest Portion of Operating Lease Rental Expense.

               "Base Rate" means a fluctuating per annum rate of interest as shall be in effect from time to time, which rate shall at all times be equal to the higher of:

               (a) the per annum rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York as its "prime" rate. Any change in the Base Rate due to a corresponding change in Morgan Guaranty Trust Company of New York's "prime" rate shall take effect on the day specified in the public announcement of such change; or

               (b) 0.50% per annum above the Federal Funds Rate. Any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the effective date of such change in the Federal Funds Rate.

               "Base Rate Loan" means a Loan as to which a Borrower, in the applicable notice of borrowing given pursuant to Section 2.2(a), shall have requested the Base Rate as the applicable rate of interest.

               "Borrowers" means the collective reference to Technology and CalComp; individually, a "Borrower."

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or directed to close.

               "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

               "Capital Lease Obligations" means, as applied to any Person, all monetary obligations of such Person, under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease, as all such obligations are reported by such Person in its financial statements prepared in accordance with Generally Accepted Accounting Principles.

               "Cash Management Agreement" means the Cash Management Agreement among Technology and the Lender dated as of July 23, 1996, as such Cash Management Agreement has been or is amended since the date thereof.

               "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               "Collateral" shall have the meaning given that term in the Security Agreement.

               "Commitment" means $73,000,000, as such amount may be reduced from time to time pursuant to Section 2.7 hereof. The Commitment includes, and is not in addition to, the Original Commitment.

               "Consolidated" refers to the results obtained by the consolidation of the accounts of Technology and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

               "Consolidated Subsidiaries" means the Subsidiaries of Technology (including CalComp) which are consolidated with Borrower for financial reporting purposes.

               "Covered Amount" shall have the meaning given that term in
Section 2.2(c).

               "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all liabilities of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person and (vii) all obligations of such Person (contingent or otherwise) in respect of letters of credit and banker's acceptances.

               "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would become an Event of Default.

               "Depreciation and Amortization Expense" means all amounts reported by Technology in its Consolidated financial statements as expense for depreciation, depletion and amortization, plus amortization of goodwill and intangibles, during the relevant period.

               "Dollars" and the sign "$" mean lawful money of the United
States.

               "Earnings from Continuing Operations" means earnings from continuing operations of Technology and its Consolidated Subsidiaries before adjustments for extraordinary items, the cumulative effect of accounting changes and all taxes on or measured by income, all as reported by Technology in its Consolidated financial statements in accordance with Generally Accepted Accounting Principles.

               "Environmental Laws" means federal, state or local statutes, laws, ordinances, codes, rules, regulations, consents, decrees and administrative orders relating to protection of the environment, such as CERCLA, the Resource Conservation and Recovery Act and analogous state laws and regulations.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

               "ERISA Affiliate" means any Person which would be a member of a "controlled group," within the meanings of Sections 414(b), (c), (m) and (o) of the Code, of which Technology would also be a member; provided, however, that "ERISA Affiliate" will not include any Person of which Technology does not have any direct or indirect ownership.

               "ERISA Event" means, with respect to any Plan: (a) the occurrence of any reportable event described in Section 4043(b) or (c) of ERISA or the regulations thereunder (other than any such event as to which the PBGC has waived the thirty-day notice requirements), (b) a withdrawal from a Plan described in Sections 4063, 4203 or 4205 of ERISA by Technology or any ERISA Affiliate, (c) a cessation of operations described in Section 4062(e) of ERISA by Technology of any ERISA Affiliate, (d) the termination of a Plan or the filing of a notice of intent to terminate such Plan, in either case, under
Section 4041 of ERISA, or the receipt of notice by Technology of the occurrence of an event described in Section 4041A of ERISA which constitutes a termination of a Plan, unless such termination occurs in connection with an acquisition of a Person other than an ERISA Affiliate of Technology, and Technology is taking reasonable steps to eliminate any material adverse effect arising therefrom within a reasonable period of time, (e) proceedings under Section 515 of ERISA to collect delinquent contributions to a Plan result in a judgment against Technology or any ERISA Affiliate, (f) the institution of proceedings by the PBGC to terminate a Plan or to appoint a trustee to administer a Plan or the receipt of notice by Technology that such action has been taken with respect to a Plan or that such Plan is in reorganization or insolvent under Sections 4241 or 4245 of ERISA, (g) any substantial accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA is incurred by Technology or any ERISA Affiliate, and for which no waiver of that deficiency has been obtained from the Internal Revenue Service, (h) the Internal Revenue Service determines that a Plan that is intended to be qualified under Section 401 of the Code fails to meet the applicable requirements of the Code and disqualifies the Plan, (i) any Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) fails to be maintained in substantial compliance with its documents or with the requirements of any applicable statutes, regulations, rules, and orders, including, without limitation, ERISA and the Code, (j) a failure by Technology or any ERISA Affiliate to pay contributions or premiums required with respect to a Plan within the time permitted by law, including extensions, unless such payment is waived by an appropriate regulatory authority or is being contested in good faith by appropriate proceedings, or (k) an amendment to a

Plan resulting in a significant underfunding as described in Code Section 401(a)(29) or ERISA Section 307.

               "Events of Default" shall have the meaning given to that term in
Section 7 hereof.

               "Federal Funds Rate" means, for any day, the interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published in the Federal Reserve System statistical release H-15.

               "Fixed Charge Coverage Ratio" shall have the meaning given that term in Section 6.2.

               "Fixed Charges" means, for any period, the sum of

               (a) Interest Expense during such period, plus
                                                        ----

               (b) Preferred Dividends during such period, plus
                                                           ----

               (c) Interest Portion of Operating Lease Rental Obligations for such period.

               "Funded Debt" means, without duplication, the sum of (i) all obligations for borrowed money which would be reported on the Consolidated balance sheet of Technology as a liability (expressly including, without limitation, all purchase money obligations and Consolidated Capital Lease Obligations of Technology and its Subsidiaries), (ii) all obligations for borrowed money created, incurred, assumed or guaranteed by, or otherwise existing as a liability of, any association, partnership, joint venture or other business entity not in corporate form (expressly including, without limitation, all purchase money obligations and Capital Lease Obligations of such association, partnership, joint venture or such other entity) with respect to which Technology or any of its Subsidiaries is liable as a primary obligor, and
(iii) all Debt of others Guaranteed by Technology or its Subsidiaries of, and all reimbursement obligations of Technology or its Subsidiaries (whether or not matured) with respect to surety bonds, letters of credit, bankers' acceptances or other similar instruments.

               "Generally Accepted Accounting Principles" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and promulgations of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or entity whose stock or capital ownership is owned or controlled by any of the foregoing.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term Guarantee shall not include
                           --------
endorsements for collection or deposit in the ordinary course of business.

               "Hazardous Materials" means:

               (a) any "hazardous substance," as defined by CERCLA;

               (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended;

               (c) any waste oil or petroleum product; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, waste, substance or material within the meaning of the Environmental Laws.

               "Indebtedness" of any Person means, without duplication,

               (a) the principal of and premium (if any) in respect of (i) Indebtedness of such Person for money borrowed and (ii) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

               (b) all Capital Lease Obligations of such Person;

               (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

               (e) all obligations of the type referred to in clauses (a) through (d) of other Persons and all dividends of other Persons for the payment of which, in either case, a Borrower is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a guaranty; and

               (f) all obligations of the type referred to in clauses (a) through (e) of other Persons secured by any Lien on any property or asset of a Borrower (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

               "Interest Expense" means the amount reported by Technology in its Consolidated financial statements as interest expense during the relevant period, increased (to the extent not duplicative) by the amount of any amortization of discount and of capitalized financing costs on indebtedness of Technology and its Subsidiaries, and reduced (to the extent not duplicative) by the amount of any amortization of premium and of capitalized interest on indebtedness of Technology and its Subsidiaries.

               "Interest Portion of Operating Lease Rental Expense" means, for any period, the portion of rents representative of an interest factor during such period calculated in a manner consistent with the portion of rents representative of an interest factor as reported by Technology in its Annual Report on Form 10-K (including attachments thereto) (the "Form 10-K Report") or Quarterly Report on Form 10-Q (including attachments thereto) (the "Form 10-Q Report") filed with the Securities and Exchange Commission for such period;

provided, however, that if at any time Technology is no longer required to
--------  -------
report, and does not in fact report, the portion of rents representative of an interest factor in such Form 10-K Report and Form 10-Q Report, "Interest Portion of Operating Lease Rental Expense" shall mean the portion of rents representative of an interest factor of Technology and its Subsidiaries calculated in a manner consistent with the portion of rents representative of an interest factor as reported in the most recent Form 10-K Report or Form 10-Q Report where the portion of rents representative of an interest factor was reported.

               "Leverage Ratio" will have the meaning given that term in Section 6.1.

               "LIBOR" means, with respect to any applicable period of duration for a LIBOR Loan, the London inter-bank offered rate for deposits in United States dollars for an approximately equivalent period, determined as of approximately 11:00 a.m. (London time) as set forth on the display designated as the "LIBOR" page on the Rider Monitor Money Rates Service, or such other well recognized source or service as the parties hereto may agree in writing, on the Business Day immediately preceding the day on which such period commences. If such rate is not so quoted and the parties do not agree in writing to an alternative source or service, "LIBOR" shall be reasonably determined by the Lender on such day by reference to the rate quoted for the offering by leading banks (reasonably selected by the Lender) in the London inter-bank market of dollars for deposit.

               "LIBOR Loan" means a Loan as to which a Borrower, in the applicable notice of borrowing given pursuant to Section 2.2(a), shall have requested a rate based on LIBOR for the applicable period as the applicable rate of interest.

               "Lien" means with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, but not including the interest of a third party in receivables sold by such Person to such third party on a non-recourse basis or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" means a loan, whether a Base Rate Loan or a LIBOR Loan, made by the Lender to a Borrower pursuant to Section 2, or all such Loans, as the context may require.

               "Material Adverse Change" means any change in the business or affairs of Technology and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

               "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, property, condition (financial or otherwise) or prospects of Technology and its Subsidiaries taken as a whole, (b) the ability of a Borrower to perform its obligations under this Agreement, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Lender under this Agreement, or (e) the timely payment of the principal of or interest on the Loans or any Loan or other amounts payable in connection therewith.

               "Obligation" means as applied to any Person, any law, decree, regulation or similar enactment, any instrument, agreement or other obligation or any judgment, injunction or other order or award of any judicial, administrative or governmental authority or arbitrator by which such Person or any of its Properties is bound.

               "Operating Lease Rental Obligations" means all monetary obligations of Technology and its Subsidiaries for scheduled rental payments under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is not classified as a capital lease.

               "Original Commitment" shall have the meaning set forth in the recitals hereto.

               "Original Revolver" shall have the meaning set forth in the recitals hereto.

               "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) and any multiemployer plan (as defined in Section 3(37) of ERISA)
(i) which is contributed to, participated in or sponsored or maintained by Technology, or any ERISA Affiliate or (ii) to which Technology or any ERISA Affiliate is obligated to make, or at any time during the five calendar years preceding the date of this Agreement has made, or was obligated to make, contributions; provided, however, that "Plan" shall not include any such plan sponsored by Lockheed Martin Corporation or any Subsidiary thereof unless it is sponsored by Technology or an ERISA Affiliate.

               "Preferred Dividends" means, with respect to any period, the aggregate amount of all dividends accrued by Technology on its preferred shares, if any, during such period.

               "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

               "Proxy Statement" means Proxy Statement of Technology used in connection with the Special Meeting of Stockholders of Technology held on July 23, 1996.

               "Quick Ratio" will have the meaning given that term in Section
6.3.

               "Real Properties" means collectively, any and all parcels of real property owned or operated by Technology or any Subsidiary of Technology.

               "Release" means a "release" as such term is defined in CERCLA.

               "Sale-Leaseback Transaction" means an arrangement whereby Technology or any Subsidiary of Technology now owns or hereafter acquires Property, transfers it to a Person and leases it back from that Person.

               "Security Agreement" means the Security Agreement of even date herewith of the Borrowers in favor of the Lender.

               "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof, and, as to Technology, "Subsidiary" shall also mean CalComp.

               "Tangible Net Worth" means, at any date, the Consolidated stockholder's equity of Technology and its Subsidiaries at such time determined in accordance with Generally Accepted Accounting Principles, less all assets
                                                             ----
that are reflected on the Consolidated balance sheet of Technology at such time that would be treated as intangibles under Generally Accepted Accounting Principles (including, but not limited to, good will, capitalized software development costs and excess purchase costs).

               "Tax" means all taxes, levies, imposts, stamp taxes, sales tax, goods and services tax, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax, in each case imposed by or payable to a government or governmental agency, and all penalty, interest and other payments on or in respect thereof.

               "Tax Sharing Agreement" shall have the meaning given that term in
Section 4.13.

               "Term of this Agreement" means the period from the date hereof to and including the Termination Date.

               "Termination Date" means July 22, 1998 or such earlier date as a Borrower has obtained an agreement to lend from a third party on terms which are not substantially less favorable to the Borrower than the terms of the Loans hereunder.

     SECTION 2.     THE LOANS.
                    ---------

          Section 2.1.   Commitment to Lend.
                         ------------------

          (a) During the Term of this Agreement the Lender agrees, on the terms and conditions contained in this Agreement (including, without limitation, the condition contained in Section 3.1(c) hereof that the representation and warranty of the Borrowers contained in Section 4.10 is true and correct on and as of the date of the Loan), to make Loans to the Borrowers at any time prior to the Termination Date in an aggregate amount not exceeding at any one time outstanding the Commitment in effect at the time the Loans are made. The Borrowers shall repay Loans in accordance with Section 2.3 and may reborrow under this Section 2.1(a) at any time.

          (b) Any other provision of this Agreement to the contrary notwithstanding, the Lender shall not be obligated to make a Loan to a Borrower at any time that either of the Borrowers is, or after giving effect to the making of the Loan either of the Borrowers would be, in violation of (i) any of the terms, conditions, covenants or provisions of this Agreement including, without limitation, the terms and conditions contained in Section 3 hereof or
(ii) any of the terms, conditions, covenants or provisions of the Cash Management Agreement.

          (c) The commitment of the Lender to make Loans to the Borrowers set forth in Section 2.1 (a) may be cancelled by the Lender at any time after the first anniversary of the date of this Agreement. The Lender shall give the Borrowers not less than 120 days' prior written notice of cancellation of the Commitment (which notice can be given up to 120 days prior to the first anniversary).

          Section 2.2.   Method of Borrowing.
                         -------------------

          (a) With respect to each Loan made pursuant to Section 2.1 hereof, except as provided in paragraph (c) below, a Borrower shall give the Lender a notice of borrowing notifying the Lender of its request to borrow hereunder which notice will specify (i) the date of the Loan, which date shall be a Business Day, (ii) whether the Loan will be a Base Rate Loan or a LIBOR Loan,
(iii) the principal amount of the Loan, which in the case of a LIBOR Loan shall be $500,000 or a greater multiple thereof, and (iv) in the case of a LIBOR Loan, the duration thereof which shall be one or three months, subject to the provisions of paragraph (d) below. The notice of borrowing shall be written, provided that it may be given orally (to be confirmed in writing if the Lender so requests) if the principal amount of the Loan is less than $500,000.

          (b) If a Borrower gives the notice required by Section 2.2(a) with respect to any Loan before 1:00 p.m. (Eastern Time), the Lender will disburse the proceeds of the Loan to the Borrowers in immediately available funds on the Business Day following the date of such notice. The Lender will disburse all

Loans to the Borrowers by deposit in the Concentration Account (as that term is defined in the Cash Management Agreement) or, if the Cash Management Agreement shall no longer be in effect, by deposit in such account as shall be designated by the Borrowers in the applicable notice of borrowing.

          (c) On any Business Day that there would be outstanding (if not for the limitation as to the principal amount of advances set forth in Section 5(c) of the Cash Management Agreement) advances from the Lender to Technology under the Cash Management Agreement in an aggregate amount (the "Covered Amount") that is greater than $2.0 million, the Borrowers shall be deemed to have given the Lender a notice of borrowing requesting a Loan hereunder. The principal amount of the Loan so requested shall be the amount by which the Covered Amount exceeds $2.0 million. The Lender will make the proceeds thereof available to the Borrowers on the day a Borrower is deemed to give such notice. Each Loan made pursuant to this paragraph (c) shall be a Base Rate Loan.

          (d) If in any notice of borrowing given pursuant to paragraph (a) above a Borrower designates a period of duration for a LIBOR Loan which would otherwise end on a day which is not a Business Day, that period shall end on the next preceding Business Day. Any such period of duration which begins prior to the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

          Section 2.3.   Repayment and Prepayment of the Loans.
                         -------------------------------------

          (a) The Borrowers, jointly and severally, agree to repay each LIBOR Loan at the end of the period of duration applicable thereto and it shall repay all Loans no later than the Termination Date.

          (b) The Lender may, in its sole discretion, set off any amounts due and owing to it by the Borrowers hereunder (and not otherwise paid by the Borrowers) against amounts owed by the Lender to the Borrowers as provided in
Section 8.8.

          (c) The Borrowers may repay or prepay the outstanding principal amount of Loans in whole or in part on any Business Day upon irrevocable notice to the Lender given not later than 1:00 p.m. (Eastern Time) on the Business Day prior to the proposed payment date, provided, however, that the Borrowers may make repayments pursuant to Section 4(a) of the Cash Management Agreement without giving such notice. Notice hereunder shall specify the date of the repayment or prepayment, the principal amount to be repaid or prepaid (which amount, in the case of a LIBOR Loan, shall be a multiple of $500,000) and whether such payment relates to Base Rate Loans or LIBOR Loans and, if the latter, identifying the LIBOR Loan or Loans to which such payment applies. Each such repayment or prepayment shall be made on the dates specified and shall be accompanied by payment of all accrued interest thereon and, subject to compliance with the foregoing procedures, may be made at any time without cost or penalty of any kind; provided, however, that, if the Borrowers prepay any LIBOR Loan in whole or in part, the accrued interest on the principal amount to be prepaid will be recalculated from the date the applicable LIBOR Loan was borrowed as if that amount had been borrowed as a Base Rate Loan.

          (d) Subject to the conditions of Section 2.2(a) and this Section 2.3(d), a LIBOR Loan may, on the last day of the applicable period of duration thereof, be converted into a Base Rate Loan or a new LIBOR Loan and a Base Rate Loan may, on any Business Day, be converted into a LIBOR Loan. The applicable notice of borrowing given pursuant to Section 2.2(a) shall designate any part of the Loan requested thereby that is to be made by conversion of an existing Loan rather than by advancing a new Loan. To the extent that a Loan is made by conversion of an existing Loan, the conditions of lending set forth in Section
3.1 hereof will not apply. Notwithstanding the provisions of this Section 2.3(d), during a Default the Lender may notify the Borrowers that Base Rate Loans may not be converted into LIBOR Loans and that LIBOR Loans may not be converted into new LIBOR Loans.

          Section 2.4.   Evidence of the Loans.
                         ---------------------

          (a) The Loans made to the Borrowers shall be evidenced by this Agreement and by a loan account in a Borrower's name to be maintained by the Lender. All Loans shall be payable by the Borrowers to the order of the Lender not later than the Termination Date.

          (b) The Lender's loan account shall reflect appropriate notations evidencing the date, the amount and the maturity of each Loan and the date and amount of each payment of principal made by the Borrowers with respect thereto. The loan account shall be conclusive evidence, absent manifest error, of the amount of the Loans, the interest accrued and payable thereon and all interest and principal payments made thereon. Any failure to record or any error therein shall in no way limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Loans.

          Section 2.5.   Interest Rates and Payments.  (a) Base Rate Loans shall
                         ---------------------------
bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate as in effect from time to time. Interest on Base Rate Loans shall be payable monthly in arrears and on the Termination Date. The Lender will notify the Borrowers in writing, not later than ten days after the end of each month, of the amount of interest payable hereunder with respect to Base Rate Loans which notice will set forth in reasonable detail the calculation of such amount. The Borrowers agrees that they shall pay each monthly installment of interest within five Business Days of the date on which they receive such notice.

          (b) LIBOR Loans shall bear interest on the outstanding principal amount thereof, for the applicable duration thereof as selected by a Borrower in the notice of borrowing given pursuant to Section 2.2(a), at a rate per annum equal to LIBOR for such period as in effect one Business Day before the beginning of the period plus 2% (two percent). Interest on LIBOR Loans shall be payable, and the Borrowers agree that they shall pay such interest without any requirement of notice from the Lender, with respect to the period of duration of each LIBOR Loan on the last day thereof.

          (c) Overdue principal of and, to the extent permitted by law, overdue interest on the Loans shall bear interest, payable on demand of the Lender, for each day until paid at a rate per annum equal to the Base Rate plus 2% (two percent).

          Section 2.6.   Commitment Fee.  During the Term of this Agreement, the
                         --------------
Borrowers shall pay to the Lender a commitment fee computed at a rate per annum equal to 0.45% on the unused amount of the Commitment. Such commitment fee shall accrue daily from the date hereof to and including the Termination Date and shall be payable quarterly in arrears and on the Termination Date. The Lender will notify the Borrowers, not later than ten days after the end of each March, June, September and December, of the amount of the commitment fee payable hereunder. The Borrowers agree that they shall pay the commitment fee within five Business Days of the date on which it receives such notice. The amount of any commitment fee accrued under the Original Revolver which has not been paid as of the date hereof shall accrue and be payable in connection with the first portion of the Commitment fee payable under this Agreement.

          Section 2.7.   Reduction and Cancellation of the Commitment.  (a) The
                         --------------------------------------------
Borrowers shall have the right, after the first anniversary of the date of this Agreement, upon at least 120 days' prior written notice (which notice can be given up to 120 days prior to the first anniversary) to the Lender, to terminate or reduce the unused portion of the Commitment. Any such reduction of the aggregate Commitment shall be in the minimum amount of $500,000 or a greater multiple thereof (except that any such reduction may be in the full amount of the unused portion of the Commitment). The accrued commitment fee with respect to the terminated or reduced portion of the aggregate Commitment shall be payable on the effective date of such reduction or termination.

          (b) The Commitment shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be repaid in full on such date.

          Section 2.8.   General Provisions as to Payments.  Subject to the
                         ---------------------------------
provisions of Section 2.3(b), the Borrowers shall make each payment of principal of, and interest on, the Loans and the Borrowers shall make each payment of commitment fees hereunder on the date when due in funds immediately available in the account that the Lender shall designate. Whenever any payment of principal of, or interest on, the Loans or of commitment fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time at a rate per annum equal to the Base Rate.

          Section 2.9.   Computation of Interest and Fees.  Interest on Base
                         --------------------------------
Rate Loans and the commitment fee shall be computed for each day on the basis of a year of 365 or 366 days, as the case may be. Interest on each LIBOR Loan shall be computed for the applicable period of duration on the basis of a year of 360 days and the actual number of days elapsed.

          Section 2.10.  No Deduction.  All amounts payable by the Borrowers
                         ------------
under this Agreement are payable without deduction or set-off unless specifically agreed to by the Lender in writing.

          Section 2.11.  Use of Proceeds.  The proceeds of Loans will be
                         ---------------
employed by the Borrowers for general corporate purposes including, without limitation, as working capital for Technology and its Subsidiaries.

          Section 2.12.  Security.  Simultaneously with the execution and
                         --------
delivery of this Agreement, the Borrowers shall execute and deliver the Security Agreement in substantially the form attached hereto as Exhibit A, securing the obligations of the Borrowers under this Agreement by the Collateral (as defined in the Security Agreement).


     SECTION 3.     CONDITIONS OF LENDING.
                    ---------------------

          The obligation of the Lender to make each Loan hereunder is subject to the performance by the Borrowers of all their obligations under this Agreement and to the satisfaction of the following further conditions:

          Section 3.1.   All Loans.  In the case of each Loan hereunder,
                         ---------
including the initial Loan:

          (a) receipt by the Lender of a notice of borrowing from a Borrower required by Section 2.2(a) hereof, except in the case of a deemed notice of borrowing in accordance with Section 2.2(c);

          (b) the fact that immediately after the making of the Loan no Default or Event of Default shall have occurred and be continuing; and

          (c) the fact that the representations and warranties contained in this Agreement are true and correct on and as of the date of the Loan with the same force and effect as if made on and as of such date.

Each notice of borrowing and each borrowing by a Borrower hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Loan as to the facts specified in (b) and (c) above. If the Lender reasonably believes, acting in good faith, that the conditions set forth in (b) and (c) above cannot or would not be satisfied, the Lender will have no obligation to make the applicable Loan.

          Section 3.2.   Initial Loan.  In the case of the initial Loan receipt
                         ------------
by the Lender of a certificate of a duly authorized officer of the Borrowers as to the incumbency, and setting forth a specimen signature, of each person who has signed this Agreement on behalf of the Borrowers and who will, until replaced by other persons duly authorized for that purpose, act as the representatives of such Borrowers for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby.


     SECTION 4.     REPRESENTATIONS AND WARRANTIES.
                    ------------------------------

          The Borrowers hereby represent and warrant to the Lender that:

          Section 4.1.   Corporate Existence and Power.  Each Borrower is a
                         -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which failure to qualify would have a Material Adverse Effect. Each Borrower is in compliance with its charter and bylaws and all other organizational or governing documents.

          Section 4.2.   Corporate Authorization.  The execution, delivery and
                         -----------------------
performance by a Borrower of this Agreement are within the Borrower's corporate power and have been duly authorized by all necessary corporate action. The execution, delivery and performance by Technology of this Agreement and the transactions contemplated hereby have been approved by at least a majority of the disinterested directors of Technology.

          Section 4.3.   Binding Effect.  This Agreement constitutes the valid
                         --------------
and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms.

          Section 4.4.   No Contravention.  The Borrowers' execution and
                         ----------------
delivery of, and performance of its obligations under, this Agreement do not, and consummation of the transactions contemplated hereby will not, result in:

                         (a) a violation of or a conflict with any provision of
the charter, bylaws or any other organizational or governing document of a Borrower;

                         (b) a breach or default under any provision of any
contract, agreement, lease, commitment, license, franchise or permit to which a Borrower is a party or by which any property of a Borrower is bound;

                         (c) a violation of any statute, rule, regulation,
ordinance, order, judgment, writ, injunction, decree or award of any judicial, administrative, governmental or other authority or of any arbitrator; or

                         (d) an imposition on the business of a Borrower or on
any of its properties of any Lien.

          Section 4.5.   Financial Statements.  (a) (i) The Consolidated balance
                         --------------------
sheet of CalComp and its Consolidated Subsidiaries as at December 31, 1995 and the related Consolidated statement of earnings and business equity and Consolidated statement of cash flows of CalComp and its Consolidated Subsidiaries for the fiscal year then ended, certified by Ernst & Young, LLP, certified public accountants, and (ii) the Consolidated balance sheet of Technology and its Consolidated Subsidiaries as at May 31, 1996 and the related Consolidated statement of earnings and business equity and Consolidated statement of cash flow of Technology and its Consolidated Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick, LLP, certified public accountants, and (iii) the unaudited consolidated balance sheet, statement of changes in stockholders equity, statement of income and statement of cash flow of Technology and its Consolidated Subsidiaries for the nine months ended September 30, 1996 and 1995, and (iv) any interim financial statements filed by Technology with the Securities and Exchange Commission after September 30, 1996, fairly present in conformity with Generally Accepted Accounting Principles, the Consolidated financial position of CalComp and its Consolidated Subsidiaries or Technology and its Consolidated Subsidiaries, as the case may be, at such dates and the Consolidated results of operations and cash flow of CalComp or Technology, as the case may be, for the periods then ended.

          (b) (i) The unaudited pro forma combined condensed financial statements of Technology and its Consolidated Subsidiaries contained in the Proxy Statement, (ii) the unaudited pro forma combined condensed financial statements of Technology and its Consolidated Subsidiaries contained in the Technology's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, and (iii) the unaudited pro forma combined condensed financial statements of Technology and its Consolidated Subsidiaries contained in the Technology's Quarterly Report on Form 10-Q for the nine months ended September 29, 1996, were prepared in accordance with the Securities and Exchange Commission's rules and guidelines with respect to pro forma financial statements, were properly compiled on the pro forma basis described therein from historical consolidated financial statements of each of CalComp and Technology, and the assumptions used in their preparation are reasonable and the adjustments described in the notes thereto are appropriate to give effect to the transactions or circumstances described therein.

          Section 4.6.   Litigation.  There is no action, suit, litigation or
                         ----------
proceeding at law or in equity or by or before any Governmental Authority now pending against or, to the knowledge of the Borrowers, threatened against Technology or any of its Subsidiaries or any of their respective Properties an adverse decision in which could reasonably be expected to have a Material Adverse Effect.

          Section 4.7.   Licenses and Authorizations.  Technology and its
                         ---------------------------
Subsidiaries have obtained all licenses, permits and certificates and all other approvals, orders, authorizations and consents and have made all declarations, filings and registrations which are necessary for the ownership by Technology and its Subsidiaries of their respective Properties and for the conduct by Technology and its Subsidiaries of their respective businesses, except for those, which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect. No approval of or filing with any Governmental Authority is or will be necessary for the valid execution, delivery or performance by the Borrowers of this Agreement or for the performance by any of the Borrowers of any of the terms or conditions hereof or thereof, except for such approvals as have been obtained.

          Section 4.8.   No Default.  None of Technology or its Subsidiaries (i)
                         ----------
is in breach or violation of any of the terms, covenants, conditions or provisions of any of its Obligations such as reasonably could be expected to have a Material Adverse Effect; or (ii) has done or omitted to do anything which, with the giving of notice or lapse of time, or both, would constitute a material default under any of its Obligations or reasonably could be expected to have a Material Adverse Effect.

          Section 4.9.   No Event of Default.  No Event of Default or other
                         -------------------
material event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

          Section 4.10.  Adverse Change.  There has been no Material Adverse
                         --------------
Change in the financial condition, results of operations or business of Technology and its Subsidiaries taken as a whole since September 30, 1996.

          Section 4.11.  Liens.  Technology and its Subsidiaries have good and
                         -----
marketable title to each of their respective Properties, free and clear of all material Liens, except for Liens, if any, now existing in the nature of those that are, or would be, permitted under Section 6.4 of this Agreement. The obligations of each Borrower under this Agreement rank senior to all other Indebtedness of such Borrower, except for any Indebtedness senior to the obligations of such Borrower hereunder in existence on the date hereof or to which Lender has consented in writing prior to the incurrence thereof.

          Section 4.12.  ERISA.
                         -----

                         (a) Schedule 4.12 attached to this Agreement (as the
schedule shall be modified from time to time pursuant to Section 5.7 hereof) sets forth a true and complete list of all ERISA Affiliates and of all Plans.

                         (b) No ERISA Event or Events have occurred or
reasonably could be expected to occur which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 4.13.  Taxes.  Subject to the provisions of the Tax Sharing
                         -----
Agreement by and between Technology and Lender dated July 23, 1996 (the "Tax Sharing Agreement"), all federal, state and other income tax returns of Technology and each of its Subsidiaries required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon Technology and each of its Subsidiaries and any of their respective Properties, income, profits and assets, which are due and payable, have been paid, except as permitted by Section 5.3.

          Section 4.14.  Environmental Matters.
                         ---------------------

                         (a) Except as set forth in subsection (b) below:

                             (i) the Real Properties and all operations and facilities at the Real Properties are not contaminated by, and, to the best knowledge of the Borrowers, have not previously been contaminated by, any Hazardous Materials in concentrations which constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                             (ii) the Real Properties and all operations and facilities at the Real Properties are in material compliance with all Environmental Laws, and there is no contamination at, under or about the Real Properties in concentrations that constitute a violation of any Environmental Law which reasonably could be expected to materially interfere with the continued operation of any of the Real Properties or any operations or facilities at the Real Properties;

                             (iii) neither Technology nor any of its
     Subsidiaries have received any notice of violation, alleged violation, noncompliance, liability or potential liability, or responsibility regarding compliance with or liability under

     Environmental Laws, nor, to the best knowledge of the Borrowers, is any such notice being threatened;

                             (iv) no Hazardous Materials have been generated, treated, stored or disposed of, at, on or under any of the Real Properties during the period of ownership or operation thereof by the Borrowers, or, to the best knowledge of the Borrowers, any property formerly owned or leased by Technology or any of its Subsidiaries, in violation of, or in a manner that would reasonably be expected to give rise to liability under, any Environmental Law, nor have any Hazardous Materials been transported or disposed of from any of the Real Properties or, to the best knowledge of the Borrowers, any property formerly owned or leased by Technologies or any of its Subsidiaries, to any other location in violation of, or in a manner that would reasonably be expected to give rise to liability under, any Environmental Law;

                             (v) there are no judicial proceedings or governmental or administrative actions pending or, to the best knowledge of the Borrowers, threatened under any Environmental Law to which Technology or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law against Technology or any of its Subsidiaries; and

                             (vi) there has been no Release or threat of Release of Hazardous Materials at or from any of the Real Properties or any facilities at the Real Properties, or arising from or related to operations in connection with the Real Properties, in violation of, or in amounts or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

                         (b) To the best knowledge of the Borrowers, Schedule
4.14 sets forth the liabilities and potential liabilities of Technology and its Subsidiaries under Environmental Laws, the existence of which could have a material adverse effect on the financial condition or business of Technology and its Subsidiaries taken as a whole or the ability of either of the Borrowers to perform their obligations under this Agreement.

          Section 4.15.  Labor Matters.  There are no strikes or other labor
                         -------------
disputes, grievances, charges or complaints with respect to any employee or group of employees pending or, to the best knowledge of the Borrowers, threatened against Technology or any of its Subsidiaries which reasonably could be expected to have a Material Adverse Effect.

          Section 4.16.  Completeness.  None of the statements of either of the
                         ------------
Borrowers contained in this Agreement or in any certificate or written statement furnished by the Borrowers to the

Lender pursuant hereto when made (as limited or qualified in such documents) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. There is no fact known to either of the Borrowers which the Borrowers have not disclosed to the Lender which reasonably could be expected to have a Material Adverse Effect.


     SECTION 5.       AFFIRMATIVE COVENANTS.
                      ---------------------

          So long as the Lender's commitment to make Loans hereunder shall be in effect or any amount payable hereunder remains unpaid, unless compliance shall have been waived in writing by the Lender, the Borrowers agree that:

          Section 5.1.  Financial Statements.  Technology will:
                        --------------------

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of Technology, deliver to the Lender a consolidated balance sheet of Technology and its Consolidated Subsidiaries as at the end of such year, and a consolidated statements of earnings, shareholders' equity and cash flows of Technology and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding fiscal year, all as filed with the Securities and Exchange Commission and audited by an accounting firm of nationally recognized standing, together with the report of the accountants thereon, which report shall include the unqualified opinion of such accountants, prepared in accordance with Generally Accepted Accounting Principles consistently applied;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Technology, deliver to the Lender a Consolidated balance sheet of Technology and its Consolidated Subsidiaries as at the end of such quarter and the related Consolidated statements of earnings, shareholders' equity and cash flows of Technology and its Consolidated Subsidiaries for such quarter and for the portion of Technology's fiscal year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Technology's previous fiscal year; as filed with the Securities and Exchange Commission, prepared in accordance with Generally Accepted Accounting Principles;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, deliver to the Lender, a certificate of each of the Borrowers signed by an authorized officer of that Borrower, (i) stating that, as of the date of such financial statements, the representations and warranties set forth in Article IV of this Agreement are true, correct and complete in all material respects as though made on and as of the date, and (ii) stating whether, to the best of his or her knowledge after due inquiry, there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto, and (iii) setting forth in reasonable detail a calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio as of the applicable day;

          (d) deliver to the Lender copies of all financial statements, reports and notices, if any, sent or distributed generally by Technology to its stockholders generally, promptly upon such distribution and of all proxy materials, registration statements, regular periodic reports (including interim reports filed on Form 8-K) which Technology has filed with the Securities and Exchange Commission, as soon as the same are available;

          (e) promptly upon the chief financial officer, treasurer, or chief accounting officer of either of the Borrowers, or any other officer of similar responsibility, becoming aware of the occurrence of any Default or Event of Default, a certificate of the Borrowers, signed by chief financial officer or the chief accounting officer of each of the Borrowers setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto; and

          (f) promptly upon the reasonable request of the Lender, deliver to the Lender, any other information reasonably requested by the Lender.

          Section 5.2.  Notices, Litigation, etc.  The Borrowers will promptly
                        ------------------------
give written notice to the Lender of the following:

          (a) Any litigation or other proceeding before any judicial, administrative or arbitral body to which Technology or any of its Subsidiaries is a party or any dispute which may exist between Technology or any of its Subsidiaries and any Governmental Authority, in each case which reasonably could be expected to have a Material Adverse Effect;

          (b) Any work stoppage which reasonably could be expected to have a Material Adverse Effect; and

          (c) The occurrence of any ERISA Event or Events (other than those of which Technology is given notice by the Lender in accordance with Section 4(h) of the Intercompany Services Agreement, of even date herewith between the Lender and Technology) which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect, together with a statement as to the reasons therefore and the action, if any, which the Borrowers propose to take with respect thereto.

          Section 5.3.  Maintenance of Existence, etc.  Technology will, and
                        -----------------------------
will cause its Subsidiaries to:

          (a) do or cause to be done all things necessary to preserve and keep in full force and effect its or their existence and all rights, privileges and franchises currently existing other than those rights, privileges and franchises that the failure to have or maintain could not reasonably be expected to have a Material Adverse Effect;

          (b) comply with all material requirements of all applicable laws, decrees, regulations and similar enactments and with all applicable judgments, injunctions and other orders and awards of judicial, administrative, governmental and other authorities and arbitrators the violation of which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect or unless they are being contested in good faith and, if appropriate, by legal proceedings;

          (c) maintain and preserve all of its or their Properties in good working order and condition and maintain, preserve and replace all plant and equipment necessary in the proper conduct of its or their business; and

          (d) with respect to the business of Technology and its Subsidiaries, taken as a whole, remain in, and continue to operate substantially in, the business being conducted by Technology and its Subsidiaries on the date of this Agreement.

          Section 5.4.  Obligations and Taxes.  Technology shall, and shall
                        ---------------------
cause its Subsidiaries to, (i) subject to the provisions of the Tax Sharing Agreement of even date herewith between the Lender and Technology, pay or discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits before the same shall become in default, and (ii) pay all of their material liabilities and obligations when due and prior to the date on which penalties attach thereto, except, in each case with respect to clauses (i) and (ii), such as are being contested in good faith or which, if taken in the aggregate, reasonably could not be expected to have a Material Adverse Effect.

          Section 5.5.  Books and Records.  Technology shall, and shall cause
                        -----------------
its Subsidiaries to, (i) keep adequate records and books of account in which complete entries will be made in accordance with Generally Accepted Accounting Principles so that Consolidated financial statements can be prepared in accordance with Generally Accepted Accounting Principles and (ii) permit employees or agents of the Lender, at its risk and expense, during working hours, with reasonable advance notice, to inspect their respective properties, and to examine the books, accounts and records relating to their financial condition.

          Section 5.6.  Insurance.  Technology shall, and shall cause its
                        ---------
Subsidiaries to, (i) maintain and keep in full force and effect general business insurance in such amounts and against such risks as is customary for businesses similarly situated, with responsible insurance companies or, to the customary extent, self-insurance, including reasonable protection against loss of use and occupancy, and, (ii) furnish the Lender upon request with full information as to the insurance carried.

          Section 5.7.  ERISA.
                        -----

          (a) The Borrowers shall promptly notify the Lender in writing of (i) any changes in the information reported on Schedule 4.12 by delivering to the Lender an amended schedule making specific reference to Section 4.12 and (ii) the occurrence of any ERISA Event not previously reported to the Lender.

          (b) Technology shall, and shall cause its ERISA Affiliates to, make payment of contributions to the Plans required of them to meet the minimum funding standards set forth in ERISA and the Code within the time permitted by law, including any extensions, unless such payment is waived by an appropriate regulatory authority or is being contested in good faith by appropriate proceedings.

          Section 5.8.  Environmental Compliance.  Technology shall, and shall
                        ------------------------
cause its Subsidiaries to:

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith,

          (b) handle all Hazardous Materials in compliance with all applicable Environmental Laws, and

          (c) promptly address or respond and defend against any actions and proceedings relating to compliance with Environmental Laws.


     SECTION 6.       NEGATIVE COVENANTS.
                      ------------------

          Until the later of the cancellation in full of its Commitment and the payment in full of all sums due from the Borrowers pursuant to this Agreement, the Borrowers covenant and agree as follows:

          Section 6.1.  Maximum Leverage Ratio.  Technology shall not permit the
                        ----------------------
ratio (the "Leverage Ratio") (stated as a percentage) of

          (a) Funded Debt to

          (b) the sum of Tangible Net Worth plus its Funded Debt to exceed
                                            ----

                    (i) 65% at the end of the second fiscal quarter of 1997,

                    (ii) 60% at the end of the third fiscal quarter of 1997,

                    (iii)  50% at the end of the 1997 fiscal year, and

                    (iv) 30% at the end of the first fiscal quarter of 1998 or at any time thereafter.

          Section 6.2.  Minimum Fixed Charge Coverage Ratio.  Commencing in
                        -----------------------------------
respect of the third fiscal quarter of 1997, Technology shall not permit, for any period, the ratio (the "Fixed Charge Coverage Ratio") of

               (a)  the sum of

                    (i) Earnings from Continuing Operations for such period,
                        plus
                        ----

                    (ii) Interest Expense for such period, plus
                                                           ----

                    (iii) Depreciation and Amortization Expense for such period, plus
                          ----
                    (iv) Interest Portion of Operating Lease Rental Expense for such period, to

               (b)  Fixed Charges for such period,

to be less than (x) 3.5 to 1 for the third fiscal quarter of 1997 and (y) 4.0 to 1 for the fourth fiscal quarter of 1997 and each successive fiscal quarter thereafter, all of the foregoing measured at the end of the respective fiscal quarter and determined on a Consolidated basis.

          Section 6.3.  Minimum Quick Ratio.  The ratio (the "Quick Ratio") of
                        -------------------

               (a)    the sum of

                    (i)  cash, plus
                               ----

                    (ii) cash equivalent investments, plus
                                                      ----

                    (iii)  trade accounts receivable, to

               (b) total current liabilities (excluding any Borrowings under the Agreement which may be so classified) shall be at least .75 to 1 for Technology on a Consolidated basis.

          Section 6.4.  Prohibition of Liens.  Technology shall not, nor shall
                        --------------------
Technology permit any of its Subsidiaries to, create, assume or suffer to exist any Lien securing Debt on any Property now owned or hereafter acquired by it, except for:

                        (a) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                        (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or
            --------
within 90 days after the acquisition thereof;

                        (c) any Lien on any asset of any corporation existing at the time such corporation or other entity is merged into, consolidated with or otherwise acquired by Technology or a Subsidiary and not created in contemplation of such event; provided that such merger, consolidation or acquisition is permitted under Section 6.6 hereof;

                        (d) any Lien existing on any asset prior to the acquisition thereof by Technology or a Subsidiary and not created in contemplation of such acquisition;

                        (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 6.4, provided that such Debt is not increased
                                       --------
and is not secured by any additional assets; and

                        (f) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings.

          Section 6.5.  Prohibition of Sale-Leaseback Transactions.  Technology
                        ------------------------------------------
shall not, nor shall it permit any of its Subsidiaries to, after the date of this Agreement, enter into a Sale-Leaseback Transaction unless:

                        (a) the lease has a term of three years or less, with no provision giving the lessee the absolute or conditional option to extend the term of the lease or to renew the lease; or

                        (b) Technology or its Subsidiary under Section 6.4(b) could create a Lien on the applicable Property to secure Debt at least equal in amount to the Attributable Debt for the lease.

          Section 6.6.  Mergers, Consolidations, etc.  Without the prior written
                        ----------------------------
consent of the Lender (which consent may be withheld by the Lender in its sole and absolute discretion), the Borrowers shall not, nor shall they permit any Subsidiaries to, enter into any consolidation, merger or other combination with any other Person, invest in or buy the assets or stock of any other Person or sell, lease or otherwise transfer (other than sales of product in the normal course of the Borrowers respective businesses) all or any substantial part of its assets (including shares of Subsidiaries held by a Borrower) to any other Person.

          Section 6.7.  ERISA.  Without the prior written consent of the Lender,
                        -----
which consent will not be unreasonably withheld, the Borrowers shall not (a) contribute to, maintain or adopt any Plan not listed on Schedule 4.12 on the date of this Agreement (the "Original Schedule"), or (b) become subject to any obligation to contribute to any Plan not listed on the Original Schedule, or (c) materially increase its obligations under any Plan.

          Section 6.8.  Limitation on Additional Indebtedness.  Technology will
                        -------------------------------------
not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or directly or indirectly guaranty, or in any other manner become directly or indirectly liable with respect to or responsible for the payment of any Indebtedness, except for:

               (a) Indebtedness of the Borrowers under this Agreement;

               (b) Surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Technology or any of its Subsidiaries or in connection with judgements that do not constitute an Event of Default pursuant to Section 7;

               (c) Guarantees of Indebtedness of Subsidiaries which Guarantees exist as of the date hereof; and

               (d) Indebtedness of a Subsidiary to a Borrower, Indebtedness of a Borrower to a Subsidiary or Indebtedness of a Subsidiary to a Subsidiary.


     SECTION 7.       EVENTS OF DEFAULT.
                      -----------------

          If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrowers shall fail to pay any interest on the Loans or any commitment fee, in each case, within 30 days of the date when due or the Borrowers shall fail to pay any principal of the Loans when due; or

               (b) any representation and warranty made by either Borrower herein or in any document or instrument delivered pursuant hereto shall prove to be incorrect or misleading in any material respect on the date when made or deemed to be made; or

               (c) either Borrower shall fail to perform or observe any of the covenants contained in Sections 5.2, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 and 6.8 of this Agreement; or

               (d) either Borrower shall fail to pay or otherwise default on any term, covenant or agreement contained herein (other than those specified in clauses (a), (b) or (c) above) for 30 days after written notice thereof has been given to such Borrower by the Lender; or

               (e) Technology or any of its Subsidiaries shall (i) fail to pay the principal amount of any indebtedness (other than under this Agreement) when due or to pay interest thereon and, with respect to interest, such failure shall continue for more than any applicable grace period, or (ii) fail to observe or perform any other term, covenant or agreement contained in any agreement, instrument, agreements, or instruments (other than this Agreement) by which it is bound evidencing, securing or relating to indebtedness in an aggregate principal amount if the effect thereof is to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders thereof or of any obligations issued thereunder or a trustee or trustees acting on behalf of such holder or holders to cause acceleration of the maturity thereof or of any such obligations; or

               (f) Technology or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (g) an involuntary case or other proceeding shall be commenced against Technology or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Technology or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

               (h) one or more judgments against Technology or any of its Subsidiaries, or attachments against the Property of either, the operation or result of which reasonably could be expected to have a Material Adverse Effect, remain unpaid, unstayed on appeal, not being appealed in good faith, undischarged, unbonded or undismissed for a period of 60 days; or

               (i) any ERISA Event or Events shall occur and the aggregate amount of the liability of Technology and its ERISA Affiliates resulting therefrom reasonably could be expected to have a Material Adverse Effect; or

               (j) Technology or any of its material Subsidiaries shall voluntarily suspend for more than 30 days the transaction of all or substantially all of its business (a shutdown due to strikes, labor disputes, government action, or action arising from acts of God are not to be deemed voluntary and intra-company mergers and consolidations shall not be deemed a voluntary suspension of all or substantially all of the business of any material Subsidiary provided Technology (directly or through its other Subsidiaries) continues to carry on such business); or

               (k) an Event of Default of Technology shall have occurred under the Cash Management Agreement;

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (f) or (g) above, the Commitment shall thereupon automatically be terminated and the principal of and accrued interest on the Loans shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Lender may, by notice in writing to the Borrowers, terminate the Commitment and declare the Loans and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable.


     SECTION 8.       MISCELLANEOUS.
                      -------------

          Section 8.1.  Notices.  Unless otherwise specified herein, all
                        -------
notices, requests, demands or other communications to or from the parties hereto shall be made by personal delivery, mail or telecopy and shall be effective upon receipt by such party. Any such notice, request, demand or communication shall be delivered or addressed as follows:

          (i)  if to the Borrowers, to them at:

               CalComp Technology, Inc.
               CalComp Inc.
               c/o CalComp Technology, Inc.
               2411 W. LaPalma Avenue
               Anaheim, California  92801
                 Attention:  Chief Financial Officer
                 Telephone:  714-821-2466
                  Telecopy:  714-821-2500

          (ii)  if to the Lender, to it at:

               Lockheed Martin Corporation
               6801 Rockledge Drive
               Bethesda, Maryland  20817
                 Attention:  Vice President and Treasurer
                 Telephone:  301-897-6027
                  Telecopy:  301-897-6651

               with a copy to:

               Lockheed Martin Information & Technology Services
               6801 Rockledge Drive
               Bethesda, Maryland  20817
                 Attention:  General Counsel
                 Telephone:  (301) 897-6927

or at such other address or telex number or telecopy number as any party hereto may designate by written notice to the other party hereto.

          Section 8.2.  Amendments and Waivers; Cumulative Remedies.
                        -------------------------------------------

          (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrowers and the Lender; and

          (b) No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay on the part of the Lender in exercising any right, power or privilege under the Original Revolver shall operate as a waiver or preclude any exercise of any right, power or privilege hereunder. The rights and remedies provided and contemplated by this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

          Section 8.3.  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and shall inure to the benefit of the

Borrowers and the Lender and their respective successors and assigns, provided that the Borrowers may not assign any of their rights and obligations hereunder without the prior written consent of the Lender. The Lender shall notify the Borrowers in writing promptly upon any assignment by the Lender of its rights and obligations hereunder, including any such assignment to any Subsidiary of Lender.

          Section 8.4.  Expenses and Withholding.
                        ------------------------

          (a) The Borrowers shall pay all out-of-pocket expenses of the Lender in connection with the preparation and administration of this Agreement and, if there is an Event of Default, all out-of-pocket expenses incurred by the Lender (including reasonable fees and disbursements of counsel and reasonable time charges of lawyers who may be employees of the Lender) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

          (b) All payments to be made by or on behalf of the Borrowers under or in connection with this Agreement are to be made without deduction or withholding for or on account of any Tax. If any Tax is deducted or withheld from any payment, the Borrowers shall promptly remit to the Lender the equivalent of the amount so deducted or withheld together with relevant receipts, if available, addressed to the Lender. If the Borrowers are prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest payable under this Agreement shall be increased to such rates as are necessary to yield and remit to the Lender the principal sum advanced together with interest at the rates specified in this Agreement after provision for payment of such Tax. The Borrowers shall from time to time at the request of the Lender execute and deliver any and all further instruments necessary or advisable to give full force and effect to such increase in the rates of interest as are necessary to yield to the Lender interest at the specified rates. The Borrowers shall also indemnify, jointly and severally, the Lender in respect of any claim or loss which it may suffer as a result of the delay or failure of the Borrowers to make any such payment including penalties relating thereto or interest thereon.

          Section 8.5.  Counterparts.  This Agreement may be signed in any
                        ------------
number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 8.6.  Headings; Table of Contents.  The section and subsection
                        ---------------------------
headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

          Section 8.7.  Governing Law.
                        -------------

          (a) This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without reference to the conflict of law provisions of such laws.

          (b) The Borrowers (i) hereby irrevocably submit to the jurisdiction of the courts of the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and
(ii) hereby agree with the Lender that the courts of the State of Maryland will have exclusive jurisdiction over any such suits, actions or proceedings. Final judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which a Borrower is subject to jurisdiction by suit upon such judgment provided that service of process is effected as permitted by applicable law.

          Section 8.8.  Right of Set-Off.  In addition to any rights and
                        ----------------
remedies of the Lender provided by law, Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder and remaining unpaid (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against any and all Investments (as defined in the Cash Management Agreement), and any other credits, Indebtedness or claims at any time held by or owing by the Lender to or for the credit or the account of either Borrower. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

               LOCKHEED MARTIN CORPORATION


               By:/s/ WALTER E. SKOWRONSKI(SEAL)
                  ------------------------
                  Walter E. Skowronski
                  Vice President and Treasurer


               CALCOMP TECHNOLOGY, INC.


               By:/s/ JOHN J. MILLERICK(SEAL)
                  ---------------------
                  John J. Millerick
                  Senior Vice President,
                  Chief Financial Officer
                  and Treasurer


               CALCOMP INC.


               By:/s/ GARY R. LONG(SEAL)
                 ---------------------
                  Gary R. Long
                  President

                                                                   SCHEDULE 4.12
                                                                   -------------


ERISA Affiliates    None
----------------



Plans
-----

                                                                       EXHIBIT A
================================================================================



                               SECURITY AGREEMENT


                         Dated as of December 20, 1996


                                       by


                           CALCOMP TECHNOLOGY, INC.,
                             a Delaware corporation

                                      and

                                 CALCOMP INC.,
                            a California corporation


                               for the benefit of


                          LOCKHEED MARTIN CORPORATION,
                             a Maryland corporation



================================================================================

                               SECURITY AGREEMENT
                               ------------------


          THIS SECURITY AGREEMENT (this "Agreement") is made as of the 20th day of December, 1996 by CALCOMP TECHNOLOGY, INC., a Delaware corporation and CalComp Inc., a California corporation (collectively, the "Borrowers"), for the benefit of LOCKHEED MARTIN CORPORATION, a Maryland corporation (the "Secured Party").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrowers and the Secured Party have entered into and Amended and Restated Revolving Credit Agreement of even date herewith (the "Revolving Credit Agreement") pursuant to which the Secured Party has agreed to make Loans (as defined in the Revolving Credit Agreement) with a principal amount of up to $73,000,000; and

          WHEREAS, in order to secure the prompt payment and performance of all indebtedness, liabilities and obligations of the Borrowers arising under the Revolving Credit Agreement and this Agreement (the "Obligations"), the Borrowers have agreed to provide certain collateral to the Secured Party.

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the benefit of the Secured Party, the Borrowers hereby agree as follows:

          1.  Collateral.  The Borrowers hereby grant to the Secured Party a
              -----------
security interest in, and lien on, the following property of each of the Borrowers and in all cash and non-cash proceeds of such property (the "Collateral") including specifically, but without limitation, (a) cash and non-cash proceeds deposited in any deposit accounts, (b) all accounts, chattel paper, instruments, inventory, equipment, general intangibles or other goods or property purchased or acquired with cash and/or non-cash proceeds of any of such property, and (c) all proceeds of all insurance policies covering all or any part of such property:

              A.  Inventory.  All of each Borrower's inventory, wherever
                  ----------
located, both now owned and hereafter acquired, and as the same may now and hereafter from time to time be constituted.

              B.  Accounts.  All of each Borrower's accounts (including, without
                  ---------
limitation, all notes, notes receivable, drafts, acceptances and similar instruments and documents) both now owned and hereafter acquired, together with all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an account and all cash and non-cash proceeds and products of all such goods.

              C.  Contract Rights.  All of each Borrower's contract rights, both
                  ---------------
now owned and hereafter acquired.

              D.  General Intangibles.  All of each Borrower's general
                  --------------------
intangibles (including, without limitation, all things in action, contractual and contract rights, books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of each Borrower, all claims for income tax and other tax refunds, judgments, goodwill (including all goodwill of each Borrower's business symbolized by, and associated with, any and all trademarks, trademark licenses, copyrights, tradenames, tradestyles, and/or service marks), literary rights, rights to performance, copyrights, trademarks, patents, patent licenses, trademark licenses, customer lists, rights in intellectual property, tradenames, tradestyles, service marks, royalty payments, rights as lessee, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing and the rights to use any of the foregoing), both now owned and hereafter acquired.

              E.  Chattel Paper.  All of each Borrower's chattel paper both now
                  --------------
owned and hereafter existing, acquired or created, together with (i) all moneys due and to become due thereunder and (ii) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to chattel paper and all cash and non-cash proceeds and products of all such goods. Additionally, each Borrower assigns and grants to the Secured Party a security interest in all property and goods both now owned and hereafter acquired by the Borrower which are sold, leased, secured, serve as security for, are the subject of, or otherwise covered by, the Borrower's chattel paper, together with all rights incident to such property and goods.

              F.  All Equipment and Fixtures.  All of each Borrower's equipment
                  ---------------------------
and fixtures, both now owned and hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments and accessions now and hereafter affixed thereto and/or used in connection therewith and (ii) all replacements thereof and substitutions therefor.

              G.  Instruments.  All of each Borrower's right title and interest
                  -----------
in and to the stock of that Borrower's subsidiaries that are listed on Schedule 1.G. attached hereto.


          The term "Collateral" as used herein means each and all of the items of Collateral above and the cash and non-cash proceeds of such Collateral as described above.

          2.  Security for Obligations of Borrowers.  As security for the prompt
              -------------------------------------
payment and performance of all indebtedness, obligations and liabilities of the Borrowers arising under the Revolving Credit Agreement and this Agreement (as the same may be amended, extended, renewed, supplemented or otherwise modified at any time or from time to time) (collectively, the "Obligations"), the Borrowers hereby assign and pledge the Collateral to the Secured Party, and grants to the Secured Party a security interest in the Collateral, and hereby covenants and agrees that the Secured Party shall have a continuing first-lien security interest in and lien on the Collateral until all of the Obligations shall have been paid, performed, satisfied and discharged in full.

          3.  Payment and Performance.  The Borrowers will pay the Obligations
              ------------------------
to be paid by the Borrowers as and when due and payable and will perform, comply with, and observe the terms and conditions of the Revolving Credit Agreement to be performed, complied with and observed by the Borrowers.

          4.  Title to Collateral.  The Borrowers represent and warrant that (a)
              --------------------
the Borrowers are the owners of the Collateral and have good and marketable title to the Collateral free and clear of all liens, security interests and other encumbrances except for those in favor of the Secured Party, (b) the Borrowers are currently in possession of all certificates representing shares of common stock of the Borrower's subsidiaries that constitute part of the Collateral and (c) the Collateral is not on consignment. Without the prior written consent of the Secured Party, the Borrowers shall not take by consignment any goods or property of the same type as the Collateral. Upon request of the Secured Party, the Borrowers shall deliver to the Secured Party all stock certificates (together with duly endorsed stock power relating thereto), all certificates of title, certificates of origin or other evidence of the Borrower's ownership of the Collateral as may be required by the Secured Party.

          5.  Transfer and Other Liens.  The Borrowers will not sell, assign,
              -------------------------
transfer, convey, exchange or otherwise dispose of the Collateral, or any part thereof, except in the ordinary course of business, without the prior written consent of the Secured Party, and will not permit any lien, security interest or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of the Secured Party or those permitted by the Secured Party in writing.

          6.  Financing Statements; Further Assurances.  The Borrowers will
              -----------------------------------------
defend their title to the Collateral against all persons and will, upon request of the Secured Party: (a) furnish original stock certificates with duly endorsed stock powers in respect of the stock of subsidiaries of the Borrower that constitutes part of the Collateral on the request of the Secured Party, (b) furnish such further assurances of title as may be required by the Secured Party, and (c) deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Secured Party, any financing, continuation, termination, or security interest filing statement, security agreement, or other document as the Secured Party may request in order to perfect, preserve, maintain, or continue the perfection of the Secured Party's security interest in the Collateral and/or its priority. The Borrowers will pay the cost of filing any financing, continuation, termination, or security interest filing statement as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording of any such statement.

          7.  Events of Default.  Each of the events of default set forth in
              -----------------
Section 7 of the Revolving Credit Agreement shall be deemed to be an event of default under this Agreement (each, an "Event of Default").

          8.  Rights and Remedies Upon Default.  Upon the occurrence of an Event
              ---------------------------------
of Default (and in addition to all of its rights, powers and remedies under this Agreement and the Revolving Credit Agreement), the Secured Party may, at its option, declare the unpaid balance of all or any part of the Obligations to be immediately due and payable, and the Secured Party shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and other applicable laws. In addition to the foregoing and without limiting the generality thereof, after the occurrence of an Event of Default, the Secured Party may at any time and from time to time, in its sole discretion, (i) request any account debtor obligated on any of the Collateral to make payments thereon directly to the Secured Party, and to take control of the cash and non-cash proceeds of any such Collateral; (ii) compromise, extend, renew, release, discharge or otherwise deal with any of the Collateral as it may deem advisable;
(iii) make exchanges, substitutions, or surrenders of all or any part of the Collateral; (iv) remove from the Borrower's place of business all books, records, ledger sheets, correspondence, invoices and documents relating to, evidencing or securing any of the Collateral, or, without cost or expense to the Secured Party, make such use of Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral, (v) the Secured Party or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable or to sell or otherwise dispose of it, and (vi) sell, pledge or otherwise disburse of any other Subsidiaries stock that constitutes part of the Collateral.

          9.  Assembly of Collateral.  Upon the occurrence of an Event of
              ----------------------
Default hereunder (i) the Borrowers shall, upon demand by the Secured Party, assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party; (ii) the Borrowers shall hold in trust for the benefit of the Secured Party all collections and proceeds of the Collateral in the form received by the Borrowers, and (ii) the Borrowers shall not commingle those collections or proceeds with any other assets of the Borrowers, and shall deliver those collections and proceeds to the Secured Party with any necessary endorsements thereon.

          10.  Expenses.  The Borrowers shall pay, as part of the Obligations,
               --------
on demand by the Secured Party, all costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of the Secured Party (a) in enforcing the Obligations, and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, assigning, managing, collecting or otherwise disposing of the Collateral.

          11.  Power of Attorney. Each of the Borrowers hereby irrevocably
               -----------------
appoints the Secured Party as its attorney-in-fact, with full power of substitution, in the name of the Borrower for the purpose of taking any action required to be taken by the Borrower hereunder or which the Secured Party shall determine to be necessary in order to protect, continue, perfect, maintain, confirm or realize upon the lien and security interest of the Secured Party hereunder or to exercise any of the rights and remedies of the Secured Party under this Agreement.

          12.  Taxes.  The Borrowers will pay as and when due and payable all
               ------
taxes, levies, license fees, assessments and other impositions levied on the Collateral or any part thereof or for its use and operation.

          13.  Equipment not Fixtures.  Each Borrower warrants that all
               -----------------------
equipment owned by it which constitutes a part of the Collateral is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. If, in the opinion of the Secured Party, any such equipment is or may become part of any real estate, that Borrower will furnish to the Secured Party a written waiver by the record owner of such real estate of all interest in such equipment and a written subordination to the Secured Party's security interest and lien by any person who has a lien on or security interest in such real estate which is or may be superior to the Secured Party's security interest hereunder.

          14.  Specific Assignments.  Promptly, upon request by the Secured
               ---------------------
Party, the Borrowers will execute and deliver to the Secured Party written assignments, endorsements and/or schedules, in form and content satisfactory to the Secured Party, of specific chattel paper and accounts or groups of accounts or chattel paper, but the security interest of the Secured Party hereunder shall not be limited in any way by such assignments. Such accounts and chattel paper are to secure payment of the Obligations and performance of the Revolving Credit Agreement and are not sold to the Secured Party whether or not any assignment thereof which is separate from this Security Agreement, is in form absolute.

          15.  Delivery, etc.  of Chattel Paper.  The Borrowers will promptly
               ---------------------------------
upon request by the Secured Party, deliver, assign and endorse to the Secured Party all chattel paper and all other documents held by the Borrowers in connection therewith.

          16.  Government Contracts.  If any account or chattel paper arises out
               ---------------------
of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Borrowers shall immediately notify the Secured Party thereof in writing and execute any instruments or take any steps required by the Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to the Secured Party and notice thereof given under the Federal Assignment of Claims Act.

          17.  Collateral Account.  If all or any part of the Collateral at any
               -------------------
time consists of inventory, accounts or chattel paper, the Borrowers will, upon the request of the Secured Party at any time and from time to time, deposit or cause to be deposited to a bank account designated by the Secured Party and from which the Secured Party alone has power of access and withdrawal (the "Collateral Account") all checks, drafts, cash and other remittances in payment or on account of payment of such inventory, accounts or chattel paper and the cash proceeds of any returned goods, the sale or lease of which gave rise to an account or chattel paper (all of the foregoing herein collectively referred to as "items of payment"). The Borrowers shall deposit such items of payment for credit to the Collateral Account within two banking days of the receipt thereof, and in precisely the form received, except for the endorsement of a Borrower where necessary to permit the collection of such items of payment, which endorsement the Borrower hereby agrees to make. Pending such deposit, the Borrowers will not commingle any such items of payment with any of its other funds or property, but will hold them separate and apart. The Secured Party will at least once a week apply the whole or any part of the collected funds credited to the Collateral Account against the Obligations or credit such collected funds to the Concentration Account (as defined in the Cash Management Agreement dated July 23, 1996 between the Secured Party and CalComp Technology, Inc.), the order and method of such application to be in the sole discretion of the Secured Party.

          18.  Rights of Secured Party and Duties of Borrowers.  If all or any
               ------------------------------------------------
part of the Collateral at any time consists of inventory, accounts or chattel paper: (a) the Secured Party may at any time and from time to time, and each Borrower hereby irrevocably appoints the Secured Party as its attorney-in-fact, with power of substitution, in the name of the Secured Party or in the name of the Borrower or otherwise, for the use and benefit of the Secured Party, but at the cost and expense of the Borrower and without notice to the Borrowers to, (i) notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Secured Party, and to take control of the cash and non-cash proceeds of any such Collateral, which right the Secured Party may exercise at any time whether or not the Borrower is then in default hereunder or was theretofore making collections thereon; (ii) charge to the Concentration Account any item of payment credited to the Collateral Account which is dishonored by the drawee or maker thereof; (iii) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (iv) release, make exchanges, substitutions, or surrender, all or any part of the Collateral; (v) remove from the Borrower's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Secured Party, make such use of the Borrower's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral; (vi) repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor; (vii) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (x) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any Proof of Claim in Secured Bankruptcy against an account debtor; and (xi) receive and open all mail addressed to the Borrower and, if a default exists hereunder, notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address as the Secured Party may designate; and (b) the Borrower will (i) make no material change to the terms of the sale or lease of inventory or of any account or chattel paper without the prior written permission of the Secured Party; (ii) on demand, make available in form acceptable to the Secured Party shipping documents and delivery receipts evidencing the shipment of goods which gave rise to the sale or lease of inventory, or of an account or chattel paper, completion certificates or other proof of the satisfactory performance of services which gave rise to the sale or lease of inventory or of an account or chattel paper, copies of the invoices arising out of the sale or lease of inventory or for an account, and the Borrower's copy of any written contract or order from which a sale or lease of inventory, an account or chattel paper arose; and (iii) when requested, regularly advise the Secured Party whenever an account debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an account or chattel paper, and of any delay in delivery or performance, or claims made, in regard to any sale or lease of inventory, account or chattel paper, and will comply with any instructions which the Secured Party may give regarding the sale or other disposition of such returns.

          19.  Deficiencies.  If the sale, assignment or other disposition of
               ------------
the Collateral by the Secured Party following an Event of Default hereunder fails to fully satisfy the Obligations, the Borrowers shall remain fully liable for any such deficiency.

          20.  Remedies Cumulative.  Each right, power and remedy of the Secured
               -------------------
Party set forth in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy of the Secured Party, and the exercise by the Secured Party of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers or remedies.

          21.  Place of Business and Location of Collateral. The Borrowers
               --------------------------------------------
represent, warrant and covenant, jointly and severally, with and to the Secured Party as follows: (i) each Borrower's primary place of business is located at 2411 W. LaPalma Avenue, Anaheim, California 92801, and substantially all books and records pertaining to the Collateral are and will be located at such location; and (ii) the Inventory shall be kept and maintained substantially in its entirety at 2411 W. LaPalma Avenue, Anaheim, California 92801, 14555 North 82nd Street, Scottsdale, Arizona 85260-2599, 535 Del Rey Avenue, Sunnyvale, California 94086, Rochesterlaan 6, B-8470 Gistel, Belgium and 1185 VB Amstelveen, Netherlands and the Borrowers agree to immediately advise the Secured Party in writing of any change in the location of the Collateral, or any part thereof, or the books and records concerning the Collateral, or its primary place of business.

          22.  Rights of Inspection.  The Secured Party shall have the right to
               --------------------
enter upon the business premises of the Borrowers from time to time upon reasonable advance notice for the purpose of examining, auditing and inspecting the Collateral and the books and records of the Borrowers relating to the Collateral.

          23.  Waiver.  No failure or delay by the Secured Party to insist upon
               -------
the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount due under this Agreement, the Secured Party shall not be deemed to have waived the right either to require prompt payment when due of all other amounts, or to declare a default for failure to affect such payment of any such other amount.

          24.  Waivers by Borrowers.  Each of the Borrowers hereby waives
               --------------------
presentment, notice of dishonor and notice of non-payment with respect to the Collateral, and waives and releases all claims and defenses against the Secured Party with respect to the payment or enforcement of the Obligations and the rights of the Secured Party in the Collateral.

          25.  Notices.  All notices required or permitted to be given under
               -------
this Agreement shall be effective if in writing and mailed by certified mail, return receipt requested, postage prepaid, or if in writing and delivered to a reputable overnight courier service, and if addressed, in the case of notices to the Secured Party as follows: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention: Treasurer; and in the case of notices to the Borrowers as follows: c/o CalComp Technology, Inc., 2411 W. LaPalma Avenue, Anaheim, California 92801, Attention: Chief Financial Officer, or at such other address as the Secured Party or Borrowers shall have furnished to the other in writing. Any written notice of the sale, disposition or other intended action by the Secured Party with respect to the Collateral shall be deemed to be commercially reasonable if given by the Secured Party at least ten (10) days prior to such sale, disposition or other action.

          26.  Miscellaneous.  The paragraph headings of this Agreement are for
               --------------
convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement. No term, condition, covenant, or agreement hereof may be modified, amended, changed, waived, discharged, or terminated unless in writing signed by both the Secured Party and the Borrowers. No course of delaying, course of performance, or custom of usage shall operate to amend, modify, supplement or other affect any of the express terms of this Agreement. This Agreement represents the complete understanding of the Secured Party and the Borrowers with respect to its subject matter and it supersedes any and all prior or contemporaneous agreements, whether written or oral, with respect to its subject matter. This Agreement shall be interpreted and construed in accordance with, and governed by, the laws of the State of Maryland. This Agreement shall be binding upon the successors and assigns of the Secured Party and the Borrowers and shall inure to the benefit of the successors and assigns of the Secured Party and the Borrowers, provided, however, that the duties and obligations of the Borrowers hereunder may not be assigned by the Borrowers without the prior written consent of the Secured Party.

          IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed under seal as of the date first above-written.


ATTEST:                          CALCOMP TECHNOLOGY, INC.


/s/ ASSISTANT SECRETARY          By:/s/ JOHN J. MILLERICK(SEAL)
-----------------------             ---------------------
                                    John J. Millerick
                                    Senior Vice President, Chief
                                    Financial Officer and Treasurer


                                 CALCOMP INC.


/s/ SECRETARY                    By:/s/ GARY R. LONG(SEAL)
-------------                       ----------------
                                    Gary R. Long
                                    President

                                                                   SCHEDULE 1.G.
                                                                   -------------

                           List of Subsidiaries Stock
                           --------------------------


     100% of the capital stock of each of the following subsidiaries that are United States corporations and 65% of the capital stock of each of the following subsidiaries that are not United States corporations:

Topaz Technologies, Inc.
CAD Warehouse, Inc.
CalComp A.B.
CalComp A/S
CalComp Australia pty. Limited
CalComp B.V.
CalComp Canada Inc.
CalComp Espana S.A.
CalComp Europe B.V.
CalComp Europe Ltd.
CalComp European Management Corporation
CalComp Ges.m.b.H
CalComp GmbH
CalComp Asia/Pacific Ltd.
CalComp Graphic Peripherals (China) Limited
CalComp International Inc.
CalComp Japan Procurement KK
CalComp Limited
CalComp Pacific, Inc.
CalComp S.A.
CalComp S.p.A.
CalComp Technology and Procurement, Inc.
California Computer Products, Inc.
NS CalComp Corporation
Sanders Development Corporation
N.V. CalComp S.A.
Summagraphics Ltd.
Summagraphics Europe N.V.
CalComp Display Products N.V.
  (formerly, Summagraphics Belgium N.V.)
Summagraphics GmbH
Summagraphics S.A. (France)